EXHIBIT 99.1
W. P. Carey Reports Third Quarter Financial Results
NEW YORK, NY, November 7, 2006 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the three and nine-month periods ended September 30, 2006.
QUARTERLY AND NINE-MONTH RESULTS
•	Income from continuing operations for the three-month period in 2006 increased 7% to $14.4 million, as compared to $13.5 million for the same period in 2005. Income from continuing operations for the nine-month period in 2006 increased 20% to $47.5 million, as compared to $39.7 million for the same period in 2005.
•	Net income for the three-month period remained unchanged at $14.3 million, as compared to the same period in 2005. Net income for the nine-month period in 2006 increased 15% to $42.7 million, as compared to $37.1 million for the same period in 2005. Among the factors affecting net income for the first nine months of 2006 were reduced impairment charges and increased asset management revenues, as our assets under management continued to grow. These were partially offset by a decrease in structuring revenue due to lower investment volume and the deferral of an increased percentage of structuring revenues. No impairment charges were recorded for the third quarter of the current and prior year. Net impairment charges totaled $3.4 million for the current nine-month period, as compared to $15.8 million for the same period in 2005.
•	We have deferred recognition of approximately $4.0 million in performance and structuring revenues in the third quarter and approximately $10.7 million year-to-date due to the performance hurdle for CPA®:16 — Global. To date we have deferred $33.8 million and currently expect to meet the hurdle and recognize the revenues in the first half of 2007.
•	Diluted earnings per share (EPS) for the three-month period in 2006 remained unchanged at $0.37 as compared to the same period in 2005. Diluted EPS for the nine-month period increased 16% to $1.10 as compared to $0.95 for the same period in 2005.
•	Funds from Operations (FFO) for the three-month period in 2006, as per the attached schedule, which are calculated consistently with our prior FFO reporting, decreased 9% to $23.3 million, or $0.59 per diluted share, as compared to $25.6 million, or $0.66 per diluted share, for the comparable period in 2005. FFO for the nine-month period decreased 1% to $73.7 million, or $1.89 per diluted share, as compared to $74.3 million, or $1.90 per diluted share, for the comparable period in 2005.
•	Cash flows from operating activities for the nine-month period in 2006 increased 7% to $48.9 million, as compared to $45.9 million for the comparable period in 2005.
•	The Board of Directors raised the quarterly cash distribution to $0.456 per share, which was paid on October 13, 2006 to shareholders of record on September 30, 2006.
INVESTMENT ACTIVITY
•	For the three-month period ended September 30, 2006, the Company structured five investments totaling $113 million, on behalf of CPA®:16 — Global, as compared to six investments totaling $153 million, on behalf of CPA®:14, CPA®:15 and CPA®:16 — Global, for the comparable period in 2005. For the nine-month period ended September 30, 2006, the Company completed 13 investments totaling $451 million, on behalf of CPA®:15 and CPA®:16 — Global, as compared to 23 investments totaling $780 million, on behalf of CPA®:14, CPA®:15 and CPA®:16 — Global, for the comparable period in 2005.
•	For the nine months ended September 30, 2006, international investments accounted for 48% of total investments, as compared to 55% of total investments for the comparable period in 2005.
GROWTH IN ASSETS UNDER MANAGEMENT
The CPA® series of non-traded REITs had assets valued at approximately $6.8 billion on September 30, 2006, which represents an 11% increase as compared to September 30, 2005.
•	Since 2000, the Company’s assets under management more than tripled, reflecting an annual compound growth rate of 26%.
•	As of September 30, 2006, the occupancy rate of our 16 million square foot portfolio was approximately 97%. In addition, the occupancy rate of the W. P. Carey Group’s 94 million square foot portfolio — which includes both the CPA® series of funds as well as our directly-owned assets — was approximately 99%.
PROPOSED MERGER
•	On June 29, 2006, two of the CPA® REITs that the Company manages, CPA®:12 and CPA®:14, entered into a definitive agreement pursuant to which CPA®:12 will merge with and into CPA®:14, subject to the approval of the shareholders of CPA®:12 and CPA®:14. Prior to the proposed merger, the Company expects to purchase from CPA®:12 certain properties or interests in properties, valued at approximately $130.5 million, for $74.8 million in cash and the assumption of approximately $55.7 million in limited recourse mortgage notes payable. The

Company will receive $49.8 million from CPA®:12 in incentive and termination compensation in connection with the transactions contemplated by the merger. In addition, it will receive approximately $6.5 million as a result of a special distribution made to all CPA®:12 shareholders. A joint proxy/registration statement was filed with the S.E.C. and was declared effective by the S.E.C. in October 2006. Special shareholder meetings for both CPA®:12 and CPA®:14 have been scheduled for November 30, 2006 to obtain shareholder approval for the merger and related asset sale. The closing of the merger is subject to customary closing conditions, as well as the receipt of shareholder approval. The Company currently expects that the closing will occur in the fourth quarter of 2006, although there can be no assurance of such timing.
CPA®:16 — GLOBAL OFFERING
•	Since commencing its second public offering to raise up to $550 million on March 27, 2006, CPA®:16 — Global has raised $346.5 million through November 1, 2006.
Gordon F. DuGan, President and Chief Executive Officer of W. P. Carey & Co. LLC, said, “Despite our deferral of $4 million in revenues which we currently expect to earn back in the first half of 2007, we had a solid quarter in terms of asset management revenues, income from continuing operations and FFO. If the CPA®:12/CPA®:14 merger is approved, we will receive both revenues related to the strong performance of CPA®:12 as well as acquire additional properties that will further diversify our portfolio. We remain focused on our strategy of a disciplined investment approach to the selection and structuring of investments. While the domestic and international markets for net lease investments remain quite competitive, we believe we are well positioned for meeting the challenges and capitalizing on the opportunities ahead of us.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to register for call.
Time: Tuesday, November 7, 2006 11:00 am (ET)
Call-in number: 1-877-407-0782 (International) +201-689-8567
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast — Available after 2:00 PM (ET)
Replay: 1-877-660-6853 (International) +201-612-7415
Replay Access codes: Account# 286 and Conference ID# 0216680. Please note that both access codes are required for playback. Replay Available through November 14, 2006 at midnight ET.
W. P. CAREY & CO. LLC
Founded in 1973, W. P. Carey & Co. LLC is a leading global real estate investment firm. The Company provides asset management services to its CPA® series of income generating real estate funds. With over $4 billion in equity capital, the W. P. Carey Group is one of the largest providers of net lease financing for corporations worldwide. The Group owns more than 700 commercial and industrial properties in 13 countries, representing approximately 94 million square feet, valued at approximately $8 billion. www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for commercial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share and share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
REVENUES:
Asset management revenue	$14,364	$13,423	$43,478	$38,890
Structuring revenue	3,434	4,898	15,788	25,422
Reimbursed costs from affiliates	13,762	2,313	36,654	7,173
Rental income	15,196	13,142	44,993	39,061
Interest income from direct financing leases	3,334	3,870	10,182	11,573
Other operating income	985	2,017	1,937	2,998
Revenues of other business operations	1,529	1,785	5,109	5,441

	52,604	41,448	158,141	130,558

OPERATING EXPENSES:
General and administrative	(8,800)	(9,190)	(29,829)	(32,359)
Reimbursable costs	(13,762)	(2,313)	(36,654)	(7,173)
Depreciation	(3,707)	(2,844)	(10,984)	(8,721)
Amortization	(2,168)	(2,204)	(6,730)	(6,610)
Property expenses	(2,449)	(2,554)	(5,652)	(5,853)
Impairment charge	—	—	—	(1,130)
Operating expenses of other business operations	(1,381)	(1,598)	(4,414)	(4,721)

	(32,267)	(20,703)	(94,263)	(66,567)

OTHER INCOME AND EXPENSES:
Other interest income	836	871	2,369	2,537
Income from equity investments in real estate	2,932	1,379	5,726	3,944
Minority interest in loss (income)	40	(573)	(568)	(1,971)
Gain (loss) on sale of securities, foreign currency transactions and other gains, net	245	(62)	5,723	(725)
Interest expense	(4,395)	(4,245)	(13,324)	(12,582)

	(342)	(2,630)	(74)	(8,797)

Income from continuing operations before income taxes	19,995	18,115	63,804	55,194
Provision for income taxes	(5,580)	(4,583)	(16,300)	(15,535)

Income from continuing operations	14,415	13,532	47,504	39,659

DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued properties	75	796	(1,288)	3,029
(Loss) gain on sale of real estate, net	(185)	—	(185)	9,119
Impairment charges on assets held for sale	—	—	(3,357)	(14,691)

(Loss) income from discontinued operations	(110)	796	(4,830)	(2,543)

NET INCOME	$14,305	$14,328	$42,674	$37,116

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.38	$0.36	$1.26	$1.05
Income (loss) from discontinued operations	—	0.02	(0.13)	(0.06)

Net income	$0.38	$0.38	$1.13	$0.99

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.37	$0.35	$1.22	$1.01
Income (loss) from discontinued operations	—	0.02	(0.12)	(0.06)

Net income	$0.37	$0.37	$1.10	$0.95

DISTRIBUTIONS DECLARED PER SHARE	$0.456	$0.448	$1.362	$1.338

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	38,034,590	37,727,008	37,880,778	37,663,712

Diluted	39,303,948	38,948,980	39,215,134	39,100,233

W. P. CAREY & CO. LLC
Funds From Operations
(in thousands except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net income	$14,305	$14,328	$42,674	$37,116
Loss (gain) on sale of real estate	185	—	185	(9,119)
Funds from operations of equity investees in excess of equity income	1,646	2,690	7,646	7,525
Depreciation, amortization, deferred taxes and other noncash charges	6,529	7,957	18,045	20,698
Funds from operations applicable to minority investees in excess of minority income	(178)	(193)	(596)	(419)
Straight-line rents	786	824	2,343	2,702
Impairment charges	—	—	3,357	15,821

Funds from operations	$23,273	$25,606	$73,654	$74,324

Per Share Reconciliation :
Diluted net income per share (1)	$0.37	$0.37	$1.10	$0.95
Plus: Loss (gain) on sale of real estate	—	—	—	(0.23)
Plus: Funds from operations of equity investees in excess of equity income, net of minority interest	0.04	0.06	0.18	0.18
Plus: Depreciation, amortization, deferred taxes, straight-line rents and other noncash charges	0.18	0.23	0.52	0.60
Plus: Impairment charges	—	—	0.09	0.40

Diluted funds from operations per share (1)	$0.59	$0.66	$1.89	$1.90

Diluted weighted average shares outstanding	39,303,948	38,948,980	39,215,134	39,100,233

(1)	Diluted net income per share and diluted funds from operations per share include the dilutive effect of securities, net of taxes.
NON-GAAP FINANCIAL DISCLOSURE
W. P. Carey & Co. LLC’s (W. P. Carey) third quarter 2006 earnings press release and the aforementioned financials contain references to W. P. Carey’s definition of funds from operations (FFO), which is a non-GAAP financial measure. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations as net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. W. P. Carey calculates its FFO in accordance with this definition and then makes adjustments to add back certain non-cash charges to earnings, such as the amortization of intangibles, stock compensation and impairment charges on real estate, resulting in its FFO. W. P. Carey considers its definition of FFO to be an appropriate supplemental measure of operating performance because, by excluding these non-cash charges, it can be a helpful tool to assist in the comparison of the operating performance of W. P. Carey’s real estate assets between periods, or as compared to different companies. W. P. Carey’s definition of FFO should not be considered as an alternative to net income as an indication of its operating performance or to net cash provided by operating activities as a measure of its liquidity. FFO and adjusted FFO disclosed by other REITs may not be comparable to W. P. Carey’s FFO calculation. Please see the above tables for a reconciliation of W. P. Carey’s FFO to net income.

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,674	$37,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	18,757	16,079
Income from equity investments in real estate in excess of distributions received	(324)	547
Gains on sale of real estate and investments	(4,615)	(9,215)
Minority interest in income	568	1,971
Straight-line rent adjustments	2,343	2,702
Management income received in shares of affiliates	(23,721)	(22,905)
Amortization of unearned compensation	2,520	3,041
Unrealized (gain) loss on foreign currency transactions, warrants and securities	(781)	764
Impairment charges	3,357	15,821
Deferred income taxes	(586)	1,466
Realized (gain) loss on foreign currency transactions	(142)	57
Decrease in accrued income taxes	(168)	(3,909)
Decrease in prepaid taxes	1,199	—
Tax charge — share incentive plan	—	465
Increase in structuring revenue receivable	(3,039)	(5,170)
Deferred acquisition fees received	12,543	8,961
Net changes in other operating assets and liabilities	(1,725)	(1,941)

Net cash provided by operating activities	48,860	45,850

CASH FLOWS FROM INVESTING ACTIVITIES:
Distributions received from equity investments in real estate in excess of equity income	4,669	4,103
Capital expenditures	(4,194)	(1,295)
Payment of deferred acquisition revenue to an affiliate	(524)	(524)
Purchase of investment	(150)	(465)
Loan to affiliate	(84,000)	—
Proceeds from repayment of loan to affiliate	84,000	—
Proceeds from sales of property and investments	32,350	32,591
Funds placed in escrow in connection with the sale of property and investments	(9,314)	—

Net cash provided by investing activities	22,837	34,410

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	(51,590)	(50,101)
Contributions from minority interests	1,646	—
Distributions to minority interests	(5,415)	(355)
Scheduled payments of mortgage principal	(9,191)	(6,933)
Proceeds from mortgages and credit facility	83,000	60,104
Prepayments of mortgage principal and credit facility	(92,971)	(88,893)
Release of funds from escrow in connection with the financing of properties	4,031	—
Payment of financing costs	(815)	(1,322)
Proceeds from issuance of shares	6,251	3,529
Excess tax benefits associated with stock based compensation awards	193	—
Retirement of shares	(1,935)	—

Net cash used in financing activities	(66,796)	(83,971)

Effect of exchange rate changes on cash	84	(628)

Net increase (decrease) in cash and cash equivalents	4,985	(4,339)
Cash and cash equivalents, beginning of period	13,014	16,715

Cash and cash equivalents, end of period	$17,999	$12,376

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$13,196	$12,082

Income taxes paid	$16,105	$18,853